                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  July 14, 2000

                Date of Report (Date of Earliest Event Reported)


                                 PTN Media, Inc.

             (Exact name of Registrant as specified in its charter)


              Delaware               0-24835             38-3399098

         (State or other           (Commission          (IRS Employer
         jurisdiction of           File Number)       Identification No.)
        incorporation or
          organization)

                           455 East Eisenhower Parkway
                                    Suite 15
                            Ann Arbor, Michigan 48108

                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (734) 327-0579 with copies to:

                                Hank Gracin, Esq.
                               Lehman & Eilen, LLP
                         50 Charles Lindbergh Boulevard
                                    Suite 505
                                Tel: 516-222-0888
                                Fax: 516-222-0948

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

   (a) By letter dated July 10, 2000, PTN Media, Inc. (the "Company") terminated Lazar, Levine & Felix, LLP as independent certified accountants for the Company. The decision to change accountants was recommended by the Company's Board of Directors.

   The Company's former independent certified accountants' (Lazar, Levine & Felix, LLP) annual report covering the two fiscal years ended December 31, 1999 and 1998 did not include an adverse opinion or disclaimer of opinion, and was not modified as to audit scope or accounting principles but was modified for a going concern uncertainty. In connection with the audits of the two most recent fiscal years and during any subsequent interim periods preceding such termination, there has not developed any disagreement between such former independent certified accountants and management of the Company or other reportable events which have not been resolved to the Company's former independent certified accountants' satisfaction. Lazar, Levine & Felix, LLP had been the Company's independent certified accountants since approximately July 1998.

   (b) As of July 11, 2000, the Company engaged Merdinger, Fruchter, Rosen & Corso, P.C. as the Company's independent auditors to replace Lazar, Levine & Felix, LLP.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

   (C)  EXHIBITS.

   16.1 Letter RE Change in Certifying Accountant of Lazar, Levine & Felix, LLP, dated July 14, 2000.

                          SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

                        PTN MEDIA, INC.



Dated: July 14, 2000          By: /s/ Peter Klamka
                                  ----------------

                                  Peter Klamka
                                  Chief Executive Officer

                        EXHIBIT INDEX

EXHIBIT
NUMBER            DESCRIPTION

16.1 Letter re Change in Certifying Accountant of Lazar, Levine & Felix, LLP, dated July 14, 2000.

July 14, 2000






Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sir or Madam:

      We have read Item 4(a) of Form 8-K of PTN Media, Inc. and agree with the statements contained therein.

Yours truly yours,



/s/ LAZAR, LEVINE & FELIX, LLP